UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 14, 2007

PeopleSupport, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-115328 (Commission Identification No.)	95-4695021 (IRS Employer File Number)
1100 Glendon Ave., Suite 1250, Los Angeles, California 90024

(Address of principal executive offices)               (Zip Code)
(310) 824-6200

Registrant’s telephone number, including area code
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In conjunction with PeopleSupport’s (the “Company”) realignment of its organizational structure into business process outsourcing (“BPO”) solutions focused on business verticals, as discussed in the press release attached hereto as Exhibit 99.1, on June 11, 2007, the Company promoted Richard Bledsoe to the position of Chief Operating Officer of the Company, responsible for managing all business verticals, each of which will be led by its own managing director. Mr. Bledsoe, 50, has served as the Company’s Senior Vice President and General Manager of Business Process Solutions of the Company since February 2007. In this capacity, Mr. Bledsoe was responsible for all back office and business process services, including the transcription and captioning business. Prior to joining the Company, Mr. Bledsoe served as Senior Vice President of SOURCECORP from September 2002 to September 2006, with responsibility for the healthcare and government verticals, as well as domestic and offshore operations. From January 2000 to August 2002, Mr. Bledsoe was Vice President of International Operations for Affiliated Computer Services, a global Fortune 500 company providing business process outsourcing and information technology solutions, with responsibility for 11 offshore sites, 10,000 employees and operations in five countries.
     Mr. Bledsoe was not selected pursuant to any arrangement or understanding between Mr. Bledsoe or any other person, as contemplated by Item 401(b) of Regulation S-K. There are no family relationships between Mr. Bledsoe and the directors or executive officers of the Company.
     The Company anticipates, but has not yet implemented, a compensation adjustment for Mr. Bledsoe to reflect his new role.
Item 7.01. Regulation FD Disclosure.
     On June 11, 2007, the Company issued a press release announcing the promotion of Richard Bledsoe to Chief Operating Officer. At the same time the Company also announced certain organization changes into industry verticals, as stated in the same press release. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     The information in this Item 7.01, including Exhibits 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Cautionary Information Regarding Forward-Looking Statements
     Except for the historical and factual information contained in the press release attached as an exhibit to this Report, the matters set forth therein (including statements as to an expectation: that a realignment of the company’s organizational structure will enable PeopleSupport to deliver on its roadmap for growth, differentiation and profitability; that PeopleSupport will be able to uncover additional processes and strengthen its position as a strategic partner; for strong sales performance and an expansion into new vertical markets and new service offerings; for improving asset utilization and developing a lower cost structure, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will” and similar expressions) are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: the uncertainty of the success of realigning the company’s organizational structure; the ability of the company to implement the realignment; the receptiveness of clients to the new organizational structure; unanticipated technological changes and requirements, including changes that reduce the demand for the company’s services; competitive conditions in the markets the company serves; the company’s ability to manage growth; risks associated with operations in the Philippines and other risk factors relating to our industry and business as detailed from time to time in the Company’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of the press release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 11, 2007

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
June 14, 2007

PeopleSupport, Inc. a Delaware corporation
By:	/s/ Lance Rosenzweig
President, Chief Executive Officer and
Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 11, 2007